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                                  EXHIBIT 2

                  IDENTIFICATION OF EXECUTIVE OFFICERS AND
                      DIRECTORS INTERNATIONAL PETROLEUM
                                 CORPORATION

                 The following sets forth the name, position(s) at IPC, principal occupation and citizenship of each executive officer and director of IPC. The business address of each person listed is 6 rue de Rive, P. O. Box 3410, 1211 Geneve 3, Switzerland. To the best knowledge of IPC, except as otherwise set forth in Amendment No. 3, none of the directors or executive officers of IPC owns any shares of the Issuer.


         NAME                POSITION(S)                     PRINCIPAL OCCUPATION                   CITIZENSHIP
  Adolf H. Lundin        Chairman, Director               Energy and mining executive                  Sweden

  Lukas H. Lundin        Director                         Energy and mining executive                  Sweden

  Ian H. Lundin          President, Chief Executive
                         Officer and Director             Energy and mining executive                  Sweden

  Nigel R. McCue         Executive Vice President         Executive Vice President and Chief
                         and Chief Financial Officer,     Financial Officer, IPC                    United Kingdom
                         Director

  William A. Rand        Director                         Investments                                  Canada

  John H. Craig          Director                         Attorney                                     Canada

  Brian D. Edgar         Director                         Investments                                  Canada

  Timothy M. Elliott     Vice President and Director      Vice President and Director, IPC             Canada

  Ahmed A. El Dib        Senior Vice President            Senior Vice President, IPC                United States
